Exhibit 99.1

Investor Relations Contact:

Lori Owen

Xilinx, Inc.

(408) 879-6911

ir@xilinx.com

XILINX RAISES DECEMBER QUARTER SALES GUIDANCE

SAN JOSE, CA, JANUARY 4, 2006 — Xilinx, Inc. (Nasdaq: XLNX) today raised its sales guidance for the December quarter of fiscal 2006.

•                  December quarter sales are expected to increase approximately 11%-12% sequentially driven by broad based end market strength and strong sales growth in North America, Asia Pacific and Europe.  This is an increase from prior guidance of up 4% to 8% sequentially, which was provided during the company’s business update on December 7.

No conference call will be held in conjunction with this guidance revision.  Additional commentary pertaining to the quarter will be available when the company reports its third quarter financial results on January 19, 2006.

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This release contains forward-looking statements and projections. Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties including the general health of global economies as well as of the semiconductor industry, the health of our end markets and our customers’ customers, our ability to forecast end customer demand, customer acceptance of our new products, higher-than-anticipated product delinquencies, our ability to deliver product in a timely manner, our ability to secure adequate test, packaging and assembly capacity from our suppliers, and other risk factors listed in our most recent Form 10-K.

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